UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 5, 2017

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 231-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Radian Group Inc. (the “Company”) previously disclosed that it was undertaking a strategic review of its Mortgage and Real Estate Services business (“Services”) because of the recent performance below expectations for this business segment, and that it expected to restructure this business in order to reposition it for sustained profitability. On September 5, 2017, the Company committed to a plan to restructure the Services business and currently expects to incur pretax charges of approximately $12 million in the third quarter of 2017 (including approximately $5 million in cash expenditures). Additional pretax charges of approximately $8 million (including approximately $7 million in cash expenditures) are expected to be recognized within the next 12 months. The Company expects these restructuring and related charges to consist of: asset impairment charges of approximately $8 million; employee severance and benefit costs of approximately $7 million; facility and lease termination costs of approximately $3 million; and contract termination and other restructuring costs of approximately $2 million. The Company elected to defer disclosure of its commitment to the restructuring plan in order to allow for communications with affected employees.

Item 8.01	Other Events.

As part of the restructuring plan discussed in Item 2.05 above, the Company has determined to eliminate the position of President of the Services business effective immediately. Accordingly, Jeffrey Tennyson will no longer be serving in that role. Mr. Tennyson will remain employed by the Company through November 11, 2017, in order to assist with an orderly management transition for the Services business. In connection with Mr. Tennyson’s departure from the Company he will be eligible to receive severance and other benefits subject to and in accordance with the existing terms of his agreements with the Company, including restrictive covenants, and such amounts are included in the estimated restructuring charges described in Item 2.05 above.

FORWARD-LOOKING STATEMENTS

All statements in this Current Report on Form 8-K that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation: the Company’s ability to successfully implement the restructuring plan as currently anticipated; restructuring charges being different from those estimated, including changes in the size and components of the expected costs and charges associated with the restructuring as well as unanticipated charges not currently contemplated that may occur as a result of the restructuring; changes in the planned timing of the restructuring, including the timing of plans for implementing the reductions in workforce; and disruption in our business associated with the restructuring plan and related activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: October 18, 2017	By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and Chief Financial Officer